AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1998
                                                      REGISTRATION NO. 333-35563
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                          POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                                       ON
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                     VASCO DATA SECURITY INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)
                                ----------------

                  DELAWARE                       3577                     36-4169320
   (State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
    incorporation or organization)    Classification Code Number)   Identification Number)

                                ----------------
                        1901 SOUTH MEYERS ROAD, SUITE 210
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 932-8844
                                ----------------
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)


                                 T. KENDALL HUNT
                             CHIEF EXECUTIVE OFFICER
                        1901 SOUTH MEYERS ROAD, SUITE 210
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 932-8844

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   COPIES TO:
                             ROBERT B. MURPHY, ESQ.
                            STEVEN E. FRIEDMAN, ESQ.
                       SCHNADER HARRISON SEGAL & LEWIS LLP
                   1300 EYE STREET, NW, SUITE 1100 EAST LOBBY
                            WASHINGTON, DC 20005-3314
                                 (202) 216-4200
                                ----------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                ----------------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:


       Securities and Exchange Commission registration fee .........      $  *
       Legal fees and expenses .....................................      15,000
       Accountants' fees and expenses ..............................      10,000
       Printing and engraving expenses .............................      10,000
       Transfer Agent and Registrar fees and expenses ..............         *
       Miscellaneous ...............................................       5,000
        Total ......................................................      $  *
                                                                          ======

----------
* To be completed by amendment


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article V of the Bylaws of Registrant provides that Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the written request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of Article V, the Registrant shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (relating to unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Article SIXTH of Registrant's Certificate of Incorporation provides that a director of Registrant shall not be liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. Any amendment, modification or repeal of Article SIXTH shall not adversely affect any right or protection of a director of Registrant in respect of any act or omission occurring prior to such amendment, modification or repeal.

     Registrant has a binder for directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of Registrant and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended, for acts or omissions by such persons while acting as directors or officers of Registrant and/or its subsidiaries as the case may be.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


     From October 1995 to 1996, the Company issued a total of 288,375 shares of Common Stock pursuant to the exercise of outstanding stock options for an aggregate consideration of $54,268. In March 1996, 167,482 shares of Common Stock were sold in a private placement as part of a unit offering with warrants to three investors for an aggregate consideration of $284,719. In June 1996, 1,333,333 shares of Common Stock were issued in connection with the conversion of certain outstanding preferred stock, and 666,666 shares were sold in a private placement as part of a unit offering with warrants to an investor for an aggregate consideration of $3.0 million. In June and July 1996, the Company issued an aggregate 55,555 shares of Common Stock as a commission in connection with a $5.0 million promissory note, and in August 1996 the Company issued 428,574 shares of Common Stock in connection with an acquisition by the Company. In September 1996, the Company issued 237,060 shares of Common Stock as part of a private placement of units including warrants to twenty investors for an aggregate consideration of $1,066,770.

     From October 1996 to 1997, the Company issued a total of 201,875 shares of Common Stock pursuant to the exercise of outstanding stock options for an aggregate consideration of $45,156. In October 1996 and February 1997, the Company issued 20,021 and 18,375 shares of Common Stock, respectively, in lieu of interest payments on a promissory note in accordance with its terms. In July and September 1997, the Company issued 781,207 and 644,653 shares of Common Stock, respectfully, in connection with the conversion of certain outstanding preferred stock.

     Since October 1997, the Company has issued a total of 350,757 shares of Common Stock pursuant to the exercise of outstanding stock options for an aggregate consideration of $62,096.


          All of the foregoing sales were made pursuant to the exemptions from registration under the Securities Act afforded by Section 4(2) and Rule 701.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

            (a)  Exhibits

EXHIBIT
 NUMBER                                        DESCRIPTION
----------- -------------------------------------------------------------------------------------------
  +3.1      Certificate of Incorporation of Registrant, as amended.
  +3.2      Bylaws of Registrant, as amended and restated.
   4.1      Intentionally Omitted.
  +4.2      Specimen of Registrant's Common Stock Certificate.
   4.3      Intentionally Omitted.
  +4.4      Form of Letter of Transmittal and Release.
  +4.5      Form of Registrant's Warrant Agreement.
  +4.6      Form of Registrant's Option Agreement.
  +4.7      Form of Registrant's Convertible Note Agreement.
  +5.1      Opinion of Jenner & Block.
 +10.1      Netscape Communications Corporation OEM Software Order Form dated March 18, 1997 between VASCO Data Security, Inc. and Netscape Communications Corporation.**
 +10.2      License Agreement between VASCO Data Security, Inc. and SHIVA Corporation effective
            June 5, 1997.**
 +10.3      Heads of Agreement between VASCO Corp., VASCO Data Security Europe S.A., Digiline
            International Luxembourg, Digiline S.A., Digipass S.A., Dominique Colard and Tops S.A.
            dated May 13, 1996.
 +10.4      Agreement relating to additional terms and conditions to the Heads of Agreement dated July
            9, 1996, among the parties listed in Exhibit 10.3.
 +10.5      Agreement between VASCO Corp., VASCO Data Security Europe SA/NV, Mario Houthooft
            and Guy Denudt dated March 1, 1996.
 +10.6      Asset Purchase Agreement dated as of March 1996 by and between Lintel Security SA/NV and Lintel SA/NV, Mario Houthooft and Guy Denudt.
 +10.7      Management Agreement dated January 31, 1997 between LINK BVBA and VASCO Data
            Security NV/SA (concerning services of Mario Houthooft).
 +10.8      Sublease Agreement by and between VASCO Corp. and APL Land Transport Services, Inc.
            dated as of August 29, 1997.
 +10.9      Office Lease by and between VASCO Corp. and LaSalle National Bank, not personally, but as
            Trustee under Trust Agreement dated September 1, 1997, and known as Trust Number 53107, dated July 22, 1985.
 +10.10     Lease Agreement by and between TOPS sa and Digipass sa effective July 1, 1996.
 +10.11     Lease Agreement by and between Perkins Commercial Management Company, Inc. and
            VASCO Data Security, Inc. dated November 21, 1995.
 +10.12     Asset Purchase Agreement by and between VASCO Corp. and Wizdom Systems, Inc. dated
            August 20, 1996.
 +10.13     1997 VASCO Data Security International, Inc. Stock Option Plan, as amended.
 +10.14     Distributor Agreement between VASCO Data Security, Inc. and Hucom, Inc. dated June 3,
            1997.**
 +10.15     Non-Exclusive Distributor Agreement by and between VASCO Data Security, Inc. and
            Concord-Eracom Nederland BV dated May 1, 1994.**
 +10.16     Banque Paribas Belgique S. A. Convertible Loan Agreement for $3.4 million.
 +10.17     Pledge Agreement dated July 15, 1997 by and between T. Kendall Hunt and Banque Paribas
            Belgique S.A.
 +10.18     Engagement Letter between Banque Paribas S.A. and VASCO Corp. dated June 20, 1997, as amended.
 +10.19     Financing Agreement between Generale Bank and VASCO Corp. dated as of June 27, 1997.


  EXHIBIT
  NUMBER                                             DESCRIPTION
---------- -----------------------------------------------------------------------------------------------
 +10.20     Letter Agreement between Generale Bank and VASCO Corp. dated June 26, 1997.
 +10.21     Form of Warrant dated June 16, 1997 (with Schedule).
 +10.22     Form of Warrant dated October 31, 1995 (with Schedule).
 +10.23     Form of Warrant dated March 7, 1997 (with Schedule).
 +10.24     Form of Warrant dated August 13, 1996 (with Schedule).
 +10.25     Form of Warrant dated June 27, 1996 (with Schedule).
 +10.26    Form of Warrant dated June 27, 1996 (with Schedule).
 +10.27    Convertible Note in the principal amount of $500,000.00, payable to Generale de Banque dated July 1, 1997 (with Schedule).
 +10.28    Agreement by and between VASCO Data Security NV/SA and S.I. Electronics Limited effec-
           tive January 21, 1997.**
 +10.29    Agreement effective May 1, 1993 by and between Digipass s.a. and Digiline s.a.r.l.
 +10.30    VASCO Data Security, Inc. purchase order issued to National Electronic & Watch Co. LTD.**
 +10.31    VASCO Data Security, Inc. purchase order issued to Micronix Integrated Systems.**
 +10.32    Agreement between Registrant and VASCO Corp. dated as of August 25, 1997.
 +10.33    Convertible Note dated June 1, 1996 made payable to Mario Houthooft in the principal amount of $373,750.00.
 +10.34    Convertible Note dated June 1, 1996 made payable to Guy Denudt in the principal amount of
           $ 373,750.00.
 +10.35    Osprey Partners Warrant (and Statement of Rights to Warrant and Form of Exercise) issued
           June 1, 1992.
 +10.36    Registration Rights Agreement dated as of October 19, 1995 between certain purchasing shareholders and VASCO Corp.
 +10.37    First Amendment to Registration Rights Agreement dated July 1, 1996.
 +10.38    Second Amendment to Registration Rights Agreement dated March 7, 1997.
 +10.39    Purchase Agreement by and between VASCO Corp. and Kyoto Securities Ltd.
 +10.40    Convertible Note dated May 28, 1996 payable to Kyoto Securities, Ltd. in principal amount of
           $5 million.
 +10.41    Amendment to Purchase Agreement and Convertible Note by and between VASCO Corp.
           and Kyoto Securities, Ltd.
 +10.42    Executive Incentive Compensation Plan.
 +10.43    Letter for Credit granted by Generale de Banque to Digipass SA dated January 27, 1997.
++10.44    License Agreement dated as of March 25, 1998 by and between VASCO Data Security Inter-
           national, Inc., for itself and its subsidiaries, and Lernout & Hauspie Speech Products N.V.
++10.45    Loan Agreement dated as of March 31, 1998 by and between Lernout & Hauspie Speech
           Products N.V. and VASCO Data Security International, Inc.
++10.46    Convertible Note dated April 1, 1998 payable to Lernout & Hauspie Speech Products N.V. in the principal amount of $3 million.
 +21       Subsidiaries of Registrant.
  23.1     Consent of Independent Auditors.*
 +23.2     Consent of Jenner & Block (included in Exhibit 5).


----------
+    Previously Filed.
++ Incorporated by reference to the Company's Annual Report on Form 10-K, filed with the Commission on May 5, 1998.
*    Filed herewith.
** Confidential treatment has been granted for the omitted portions of this document.

      (b) Financial Statement Schedules See page S-1.

ITEM 17. UNDERTAKINGS

       (a) The undersigned Registrant hereby undertakes

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

           (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase  or  decrease  in  volume  of  securities  offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)   The   undersigned   Registrant   hereby  undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

       (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oakbrook Terrace, State of Illinois, on October 1, 1998.


                                        VASCO  Data Security International, Inc.



                                        By:       /s/  T. Kendall Hunt
                                              ---------------------------------
                                                   T. Kendall Hunt,
                                              Chairman of the Board, Chief
                                            Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on the 1st day of October, 1998 by the following persons in the capacities indicated.





               SIGNATURE                                         TITLE
---------------------------------------   --------------------------------------------------
      /s/  T. Kendall Hunt                Chairman of the Board, Chief Executive Officer,
-------------------------------------       President and Director
       T. Kendall Hunt


     /s/  Gregory T. Apple                Vice President and Treasurer (Principal Financial
-------------------------------------          Officer and Principal Accounting Officer)
      Gregory T. Apple


              *                           Secretary and Director
-------------------------------------
     Forrest D. Laidley


              *                           Director
-------------------------------------
    Robert E. Anderson

              *                           Director
-------------------------------------
    Michael A. Mulshine



     /s/  Michael P. Cullinane            Director
-------------------------------------
        Michael P. Cullinane


               *                          Director
-------------------------------------
         Mario R. Houthooft





* By: /s/ Gregory T. Apple
      ------------------------------
         Gregory T. Apple
         Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                   DESCRIPTION                                       Page
--------                  ------------------                               --------
  +3.1      Certificate of Incorporation of Registrant, as amended.
  +3.2      Bylaws of Registrant, as amended and restated.
   4.1      Intentionally Omitted.
  +4.2      Specimen of Registrant's Common Stock Certificate.
   4.3      Intentionally Omitted.
  +4.4      Form of Letter of Transmittal and Release.
  +4.5      Form of Registrant's Warrant Agreement.
  +4.6      Form of Registrant's Option Agreement.
  +4.7      Form of Registrant's Convertible Note Agreement.
  +5.1      Opinion of Jenner & Block.
 +10.1      Netscape Communications Corporation OEM Software Order Form dated March 18, 1997 between VASCO Data Security, Inc. and Netscape Communications Corporation.**
 +10.2      License Agreement between VASCO Data Security, Inc. and SHIVA Corporation effective
            June 5, 1997.**
 +10.3      Heads of Agreement between VASCO Corp., VASCO Data Security Europe S.A., Digiline
            International Luxembourg, Digiline S.A., Digipass S.A., Dominique Colard and Tops S.A.
            dated May 13, 1996.
 +10.4      Agreement relating to additional terms and conditions to the Heads of Agreement dated July
            9, 1996, among the parties listed in Exhibit 10.3.
 +10.5      Agreement between VASCO Corp., VASCO Data Security Europe SA/NV, Mario Houthooft
            and Guy Denudt dated March 1, 1996.
 +10.6      Asset Purchase Agreement dated as of March 1996 by and between Lintel Security SA/NV and Lintel SA/NV, Mario Houthooft and Guy Denudt.
 +10.7      Management Agreement dated January 31, 1997 between LINK BVBA and VASCO Data
            Security NV/SA (concerning services of Mario Houthooft).
 +10.8      Sublease Agreement by and between VASCO Corp. and APL Land Transport Services, Inc.
            dated as of August 29, 1997.
 +10.9      Office Lease by and between VASCO Corp. and LaSalle National Bank, not personally, but as
            Trustee under Trust Agreement dated September 1, 1997, and known as Trust Number 53107, dated July 22, 1985.
 +10.10     Lease Agreement by and between TOPS sa and Digipass sa effective July 1, 1996.
 +10.11     Lease Agreement by and between Perkins Commercial Management Company, Inc. and
            VASCO Data Security, Inc. dated November 21, 1995.
 +10.12     Asset Purchase Agreement by and between VASCO Corp. and Wizdom Systems, Inc. dated
            August 20, 1996.
 +10.13     1997 VASCO Data Security International, Inc. Stock Option Plan, as amended.
 +10.14     Distributor Agreement between VASCO Data Security, Inc. and Hucom, Inc. dated June 3,
            1997.**
 +10.15     Non-Exclusive Distributor Agreement by and between VASCO Data Security, Inc. and
            Concord-Eracom Nederland BV dated May 1, 1994.**
 +10.16     Banque Paribas Belgique S. A. Convertible Loan Agreement for $3.4 million.
 +10.17     Pledge Agreement dated July 15, 1997 by and between T. Kendall Hunt and Banque Paribas
            Belgique S.A.
 +10.18     Engagement Letter between Banque Paribas S.A. and VASCO Corp. dated June 20, 1997, as amended.
 +10.19     Financing Agreement between Generale Bank and VASCO Corp. dated as of June 27, 1997.

EXHIBIT
 NUMBER                   DESCRIPTION                                       Page
--------                  ------------------                               --------
 +10.20    Letter Agreement between Generale Bank and VASCO Corp. dated June 26, 1997.
 +10.21    Form of Warrant dated June 16, 1997 (with Schedule).
 +10.22    Form of Warrant dated October 31, 1995 (with Schedule).
 +10.23    Form of Warrant dated March 7, 1997 (with Schedule).
 +10.24    Form of Warrant dated August 13, 1996 (with Schedule).
 +10.25    Form of Warrant dated June 27, 1996 (with Schedule).
 +10.26    Form of Warrant dated June 27, 1996 (with Schedule).
 +10.27    Convertible Note in the principal amount of $500,000.00, payable to Generale de Banque dated July 1, 1997 (with Schedule).
 +10.28    Agreement by and between VASCO Data Security NV/SA and S.I. Electronics Limited effec-
           tive January 21, 1997.**
 +10.29    Agreement effective May 1, 1993 by and between Digipass s.a. and Digiline s.a.r.l.
 +10.30    VASCO Data Security, Inc. purchase order issued to National Electronic & Watch Co. LTD.
                     **
 +10.31    VASCO Data Security, Inc. purchase order issued to Micronix Integrated Systems.**
 +10.32    Agreement between Registrant and VASCO Corp. dated as of August 25, 1997.
 +10.33    Convertible Note dated June 1, 1996 made payable to Mario Houthooft in the principal amount of $373,750.00.
 +10.34    Convertible Note dated June 1, 1996 made payable to Guy Denudt in the principal amount of
           $ 373,750.00.
 +10.35    Osprey Partners Warrant (and Statement of Rights to Warrant and Form of Exercise) issued
           June 1, 1992.
 +10.36    Registration Rights Agreement dated as of October 19, 1995 between certain purchasing shareholders and VASCO Corp.
 +10.37    First Amendment to Registration Rights Agreement dated July 1, 1996.
 +10.38    Second Amendment to Registration Rights Agreement dated March 7, 1997.
 +10.39    Purchase Agreement by and between VASCO Corp. and Kyoto Securities Ltd.
 +10.40    Convertible Note dated May 28, 1996 payable to Kyoto Securities, Ltd. in principal amount of
           $5 million.
 +10.41    Amendment to Purchase Agreement and Convertible Note by and between VASCO Corp.
           and Kyoto Securities, Ltd.
 +10.42    Executive Incentive Compensation Plan.
 +10.43    Letter for Credit granted by Generale de Banque to Digipass SA dated January 27, 1997.
++10.44    License Agreement dated as of March 25, 1998 by and between VASCO Data Security Inter-
           national, Inc., for itself and its subsidiaries, and Lernout & Hauspie Speech Products N.V.
++10.45    Loan Agreement dated as of March 31, 1998 by and between Lernout & Hauspie Speech
           Products N.V. and VASCO Data Security International, Inc.
++10.46    Convertible Note dated April 1, 1998 payable to Lernout & Hauspie Speech Products N.V. in the principal amount of $3 million.
 +21       Subsidiaries of Registrant.
  23.1     Consent of Independent Auditors.*
 +23.2     Consent of Jenner & Block (included in Exhibit 5).


----------
+    Previously Filed.
++ Incorporated by reference to the Company's Annual Report on Form 10-K, filed with the Commission on May 5, 1998.
*    Filed herewith.
** Confidential treatment has been granted for the omitted portions of this document.